Exhibit 99


                       Mediscience Technology Corp. MDSC
                                                                Form 4 3-30-2005

Katevatis, Peter
1235 Folkstone Way
Cherry Hill, NJ 08034


Explanation of responses: all code "J"


(1) Includes 1,571,693 shares issued pursuant to a historical board and shareholder approved anti-dilution agreement (JV) between the issuer and the reporting person: reference: prior EDGAR filings 14C and SB-2 effective January 12, 2005 (see SB-2 SEC registration filing exhibits board minute resolution SB-2 shares held by Katevatis Alfano "RESOLVED, that the Corporation's agreement to issue, from time to time, additional shares of Common Stock to Katevatis such that the Katevatis Shares represent the Katevatis Anti-Dilution Percentage (17%) and the Alfano Shares represent the Alfano Anti-Dilution Percentage (4%) of the issued and outstanding shares of Common Stock, and is hereby unanimously ratified, confirmed and approved nunc pro tunc in all respects".

        Katevatis Anti-dilution transactions reflected in FORM 4 Filings


        Date               No, Shs        Transaction
(a) JV  Jan 20, 2005      867,563     Issued as correction.       (50,499,149) subject to 17%  anti-dil 8,584,855
                                          Katevatis shares          7,717,292  plus 867,563  =          8,584,855

                SUBSEQUENT JV EVENTS from 2-28-2005 to 3-30-2005

(b) JV  Aug  3,2004        51,000    300,000     issued 200,000 to  Cust Dori Benick, Accountants  100,000 issued to Alan Moses
(c) JV  Nov 10,2004       170,000  1,000,000     issued to INFOTONICS  per contract terms.
(d) JV  Mar.30,2005        63,750    375,000     issued to Dr. Jeremy Rosen DDS - consulting agreement terms
(e) JV  Mar. 8,2005        57,120    406,560     issued to Chesterbrook  Partners Inc - consultant agreement terms



REG D private placement offering:

Minimum subscription of fourteen (14) UNITS ($350.000) to a maximum subscription of one hundred sixty (160) UNITS ($4,000,000). closing May 15, 2005, extended to Aug 15, 2005 of the opportunity to purchase units ("Units"), each unit priced at $25,000.00 consisting of 50,000 shares of Mediscince (restrictedper SEC rule
144) common stock, par value$.01 valued at $0.50 per share and one warrant per share to purchase one share of common Stock at an exercise price of $1.00 per share said warrant expiring by its terms on August 1, 2007

(f ) JV  Feb.25,2005      170,000  1,000,000     issued to accredited investors of: A REG D private placementoffering
(g  )JV  Mar  8,2005      127,500    750,000     (15 PP units  issued to accredited investors of: A REG D private placement offering

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